UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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WORLD HEALTH ENERGY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

OF

World Health Energy Holding, Inc.

1825 NW Corporate Blvd. Suite 110

Boca Raton, FL, 33431

To the Holders of Common Stock:

This Information Statement (“Information Statement”) has been filed with the Securities and Exchange Commission Stock”) by World Health Energy Holdings, Inc., a Delaware corporation (the “Registrant” or “Company”) pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being furnished to the holders of the Company’s outstanding shares of Common Stock, par value $0.0007 per share (the “Common Stock”). The purpose of this Information Statement is to notify holders of our Common Stock (the “Common Stockholders”) as of September 10, 2020 (the “Record Date”), that in lieu of a meeting of stockholders entitled to vote, the Company received, the written consent of the Company’s Board of Directors and of the holders of a majority of the Company’s shares of voting capital stock, consisting of Gaya Rosenzweig and George Baumoehl, our directors, each of whom is the holder 28,621,107,648 and 17,683,333,334 shares of Common Stock, respectively, representing approximately 51.57% of the issued and outstanding Common Stock (the “Majority Consenting Stockholders”). Each of George Baumoehl and Gaya Rosenzweig, are also the record and beneficial holder of 2,500,000 outstanding shares of Series A Preferred Stock. The Series A Preferred Stock has the right to vote in the aggregate, on all shareholder matters, votes equal to 10,000 shares of Common Stock per each share of Series A Preferred Stock, which currently represent voting power of 50,000,000,000 shares of Common Stock or approximately an additional 22.5% of the voting power. Accordingly, the Majority Consenting Shareholders hold a majority of the total shareholder vote on any and all shareholder matters. The Majority Consenting Shareholders have consented to the following:

● increase in the number of authorized shares of Common Stock from One Hundred and Ten Billion (110,000,000,000) shares of Common Stock to Seven Hundred and Fifty Billion (750,000,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”);

●Change the par value of the Company’s authorized capital stock from $0.0007 to $0.00001 per share;

We have attached as Exhibit A hereto a form of Certificate of Amendment, amending Article II to the Certificate of Incorporation, the increase in authorized shares of Common Stock from One Hundred and Ten Billion (110,000,000,000) shares of Common Stock to Seven Hundred and Fifty Billion (750,000,000,000) shares of Common Stock, which amendment will not change the authorized ten million (10,000,000) shares of Preferred Stock. Such amendment will also change the par value of the Company’s authorized capital from $0.0007 per share to $0.00001 per share for all classes.

On September 10, 2020, the Record Date, the Board of Directors of the Company (the “Board”) approved, and recommended for approval to the holders of Series A Preferred Stock having the power to vote with respect to the Common Stock, the: (i) Authorized Common Stock Share Increase (the “Corporate Action”), which Corporate Action was also approved by the Majority Consenting Stockholders on the same date. The Corporate Action by Joint Written Consent in lieu of a meeting was done in accordance with Section 242 of the Delaware General Corporation Law (“DGCL”). Accordingly, and based upon the Joint Written Consent of the Majority Consenting Stockholders and Board of Directors, your consent is not required and is not being solicited in connection with the approval of the Action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board of Directors believes that all of the holders of the Company’s Common Stock and Preferred Stock will benefit from this Corporate Action because after the implementation of the Authorized Common Stock Share Increase by the filing of Certificates of Amendment with the State of Delaware, the Company shall have available a sufficient number of authorized but unissued and unreserved shares of Common Stock to be able to secure new equity and debt financing as well as provide the Company with greater flexibility in pursuing potential acquisitions and other opportunities to expand and grow its business, although there can be no such assurance that such efforts will be successful. Reference is made to the discussion under “Purpose And Effect Of Increasing The Number Of Authorized Shares” below.

INTRODUCTION

Section 242 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company.

In accordance with the foregoing, we will mail the Notice of the Corporate Action to the Common Stockholders and Preferred Stockholders on or about October 5, 2020.

This Information Statement contains a brief summary of the material aspects of the Corporate Action approved by the Board of Directors (the “Board”) of the Company and the holders of Series A Preferred Stock, who have voting rights together with the Common Stockholders. The Common Stockholders and Series A Stockholder who have executed the Joint Written Consent constitute the Majority Consenting Stockholders.

SERIES A VOTING PREFERRED STOCK

On August 23, 2019, the Company amended its Certificate of Incorporation by issuing to each of Gaya Rozensweig and George Baumoehl 2,500,000 shares of Series A Preferred Stock, par value of $0.0007. Each share of Series A Preferred Stock has the right to vote with the holders of Common Stock at a rate of 10,000 shares per share of Series A Preferred Shares

As of the Record Date, there were outstanding (i) 89,789,407,996 shares of our Common Stock, and (ii) 3,8700,000 shares of our Series B Preferred. Based upon the 89,789,407,996 shares of Common Stock outstanding, the Series A Preferred Stockholders are entitled to cast 46,304,440,982 voting shares (in the aggregate), representing 51.57% of the shares of Common Stock outstanding. In addition, the Series A Preferred Stockholders also owns an aggregate of 5,000,000 shares of Series A preferred, representing an additional 50,000,0000,000 of voting Common Stock. Accordingly, the Majority Consenting Stockholders’ affirmative vote represented a majority of the total voting capital stock of the Company as of the Record Date.

ACTIONS TO BE TAKEN

The Authorized Common Stock Share Increase will become effective on the date that we file the Amended Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. Such filing can occur no earlier than twenty (20) calendar days after the mailing of the Definitive Information Statement.

We currently expect to file the Amendment on or about October 26, 2020.

Purpose and Effect of Increasing the Number of Authorized Shares

The number of authorized shares of our Common Stock will be increased from One Hundred and Ten Billion (110,000,000,000) to Seven Hundred and Fifty Billion (750,000,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”).

The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. These shares would have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Authorized Common Stock Share Increase would be utilized, in part, to satisfy the Company’s obligations in connection with the merger completed on in April 2020. On April 27, 2020, we completed a reverse triangular merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, R2GA, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Sub”), UCG, Inc., a Florida corporation (“Seller”), SG 77 Inc., a Delaware corporation and wholly-owned subsidiary of Seller (“SG”), and RNA Ltd., an Israeli company and a wholly owned subsidiary of SG (“RNA”). Under the terms of the Merger Agreement, R2GA merged with and into SG, with SG remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The Merger was effective as of April 29, 2020, whereby SG became a direct and wholly owned subsidiary of the Company and RNA indirect wholly owned subsidiary of the Company. Each of Gaya Rosenzweig and George Baumoehl, directors of the Company, are also the sole shareholders and directors of UCG.

As consideration for the Merger, the Company issued to the Seller 3,870,000 Series B Convertible Preferred Stock, par value $0.0007 per share, of the Company (the “Series B Preferred Shares”). Each share of the Series B Preferred Shares will automatically convert into 100,000 shares of the Company’s Common Stock, for an aggregate amount of 387,000,000,000 shares of the Company’s Common Stock, upon the filing with the Secretary of State of Delaware of an amendment to the Company’s certificate of incorporation implementing the Authorized Common Stock Share Increase.

In addition to satisfying the Company’s obligation with respect to the completed merger, the Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders in that following such increase the Company will have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

●	investment opportunities
●	future financings and other corporate purposes
●	future acquisitions

Other than as provided above, the Company has no current plans to issue any additional shares of Common Stock nor are any additional shares of Common Stock pledged or otherwise required to cover any positions.

Decrease in Par Value Amendment

Reasons for Amendment

Our authorized capital currently has a par value of $0.0007 per share.

We believe the decrease on par value may aid in reducing our Delaware annual franchise taxes that we pay due to the calculation being partially based in part upon the par value of our authorized capital stock. The change is expected to save the Company an estimate of $ 26,000 per year.

NO APPRAISAL RIGHTS

Under Delaware law, our Stockholders are not entitled to appraisal rights in connection with the Action Items.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

AND NO STOCKHOLDER MEETING WILL BE HELD TO

CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Please read this Information Statement carefully. It describes the essential terms of, and contains certain information concerning matters approved by the Written Consent. Additional information about the Company is contained in its periodic and current reports filed with the SEC. These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549-1004. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table lists the number of shares of Common Stock of our Company as of the Record Date that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The business address of each beneficial owner listed is c/o: World Health Energy Holdings, Inc. c/o: 1825 NW Corporate Blvd. Suite 110 Boca Raton, FL 33431, unless otherwise noted. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

As of the Record Date, we had 89,789,407,996 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock outstanding.

Name of Beneficial Owner	COMMON STOCK		% of class (Common Stock) (1)	SERIES A PREFERRED STOCK (3)	% of class (Series A Preferred)
Officers and Directors
Giora Rozensweig, Interim Chief Executive Officer	—	(2)	—	—	—
Gaya Rozensweig, Director	28,621,107,648		31.9%	2,500,000	50%
George Baumoehl. Director	17,683,333,334		19.70%	2,500,000	50%

5% or More Shareholders
Total Held by Officers and Directors of Each Class	46,304,440,982		51.6%	5,000,000	100%

1.	Based on 89,789,407,996 shares of Common Stock outstanding as of the Record Date.

2.	Gaya Rozensweig is the spouse of Giora Rozensweig. While the shares of Common Stock are held as of record by Gaya Rozensweig, both persons may be deemed to control the voting and disposition of these shares.

3.

The Series A Preferred Stock were issued in August 2019 to each of Gaya Rozensweig and George Baumoehl.

The Series A Preferred Stock is authorized to vote with the Common Stock in all stockholder meetings that the Common Stock may vote and each share has voting power equal to 10,000 votes per share.

Following Implementation of the Authorized Common Stock Share Increase and the conversion of the Series B Preferred Stock into Common Stock, there will be 476,789,407,996 shares of Common Stock outstanding. Based on such be 476,789,407,996 shares of Common Stock outstanding, the shareholdings of the Company will be as follows

Name of Beneficial Owner	COMMON STOCK		% of class (Common Stock) (1)	SERIES A PREFERRED STOCK (5)	% of class (Series A Preferred)
Officers and Directors
Giora Rozensweig, Interim Chief Executive Officer	—	(2)	—	—	—
Gaya Rozensweig, Director	28,621,107,648	(3)	6.0%	2,500,000	50%
George Baumoehl, Director	17,683,333,334	(3)	3.7%	2,500,000	50%

5% or More Shareholders
UCG, Inc. (3)	387,000,000,000	(4)	81.17%
Total Held by Officers and Directors of Each Class	46,304,440,982		9.71%	5,000,000	100%

1.	Based on 476,789,407,996 shares of Common Stock which will be outstanding immediately after the implementation of the Authorized Common Stock Share Increase.

2.	Gaya Rozensweig is the spouse of Giora Rozensweig. While the shares of Common Stock are held as of record by Gaya Rozensweig, both persons may be deemed to control the voting and disposition of these shares.

3.	The sole shareholders and directors of UCG, Inc. are Gaya Rozensweig and George Baumoehl and, as such, they may be deemed to beneficially own these shares. The address of UCG, Inc. is 1825 NW Corporate Blvd. Suite 110, Boca Raton, Florida 33431.

4.	Represents the shares of Common Stock into which the Series B Preferred Shares, representing the consideration, are automatically convertible (without any further action) upon the increase in the authorized Common Stock of the Company.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will also provide without charge, to each person to whom a proxy/information statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Directors:

World Health Energy Holding, Inc.

1825 NW Corporate Blvd. Suite 110

Boca Raton, FL, 33431

Date:	June 28, 2021

By:	/s/ Giora Rosenzweig
Giora Rosenzweig, Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

WORLD HEALTH ENERGY HOLDINGS, INC.

The undersigned, being the interim chief executive office of WORLD HEALTH ENERGY HOLDINGS, INC. (the “Company”) and being duly authorized by the Board of Directors hereby certifies that:

FIRST: Article II of the Articles of Incorporation is hereby amended to read as follows:

The Company is hereby authorized to issue 750,000,000,000 shares of Common Stock of $0.00001 par value.

The foregoing has been approved by the stockholders owning a majority of the Company’s issued and outstanding voting shares. The number of votes cast in favor of the amendment was sufficient for approval.

IN WITHNESS WHEREOF the undersigned hereby submits this Certificate of Amendment to the Articles of Incorporation and affirms the same as true under penalties of perjury this __ day of ______, 2021.

Giora Rozensweig, CEO